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                                                                    EXHIBIT 23.3

The Board of Directors
Morgan & Banks Limited
Level 11, Grosvenor Place
225 George Street
SYDNEY NSW 2000

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of TMP Worldwide Inc. of our report dated 15 April 1999, relating to the profit statement of Morgan & Banks Limited for the year ended 31 December 1998, and the cash flow statement for the nine month period ended 31 December 1998 appearing in the TMP Worldwide Inc. Annual Report on Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement.

Sydney, Australia
September 4, 2001
Pannell Kerr Forster

/s/ PANNELL KERR FORSTER